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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-31468 of AirNet Communications Corporation on Form S-8 of our report dated March 3, 2000, appearing in the Annual Report on Form 10-K of AirNet Communications Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
Certified Public Accountants

Orlando, Florida
March 27, 2000